TWELFTH ADDENDUM TO LEASE

This Ninth Addendum to Lease is made and entered into the 28th day of April, 2003, between Conifer Prince street Associates (Landlord) and Patient Infosystems, Inc. formerly DSMI Corporation (Tenant).

WITNESSETH: that Tenant currently leases and occupies approximately 5504 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement and First, Second, Third, Fourth, Fifth and Sixth, Seventh, Eighth, Ninth and Tenth Addenda To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996, November 30, 1996 and November 24, 1997, June 16, 1999, November 2000, January 7, 2002, and June 24, 2002, December 30, 2003, respectively.

WHEREAS, Tenant and Landlord desire to add 1053 additional space, known as space B00A, to the lease for one (1) year beginning May 1, 2003.

NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify Certain provisions of the Lease as follows:

  Effective upon full execution of this Twelfth Addendum to Lease, the Term of the additional space added to the Lease of 1053 square feet, shall be Leased to Tenant in "as is" condition for one year, May 1, 2003 to April 30, 2004.
  Tenant agrees to pay, Base Rent for its' additional leased space known as space B00A, consisting of approximately 1053 square feet, as follows:

                                   Annual
               Period             Per Sq.ft.       Monthly
          Month-to-Month          Base Rent       Base Rent
          --------------         ----------       ---------
       05/1/2003-04/30/2004        $12.00          $1053.00

Except as modified above, all other terms and conditions of the Lease Agreement and First, Second, Third, Fourth, Fifth, Sixth Seventh, Eighth, Ninth and Tenth Addenda to Lease dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996 and November 30, 1996 and November 24, 1997, June 16, 1999 November 2000, January 7, 2002, and June 24, 2002 respectively, shall remain unchanged and in full force and effect.

Agreed to by:                      Agreed to by:
PATIENT INFOSYSTEMS, INC.          CONIFER PRINCE STREET ASSOCIATES
formerly DSMI CORPORATION

By:      /s/Kent A. Tapper         By:        /s/Terryl Butwid
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Date:        04/28/03              Date:       04/28/03
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